UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2025
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HIMS & HERS HEALTH, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38986	98-1482650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2269 Chestnut Street, #523
San Francisco, CA 94123
(Address of principal executive offices)
(415) 851-0195
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	HIMS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2025, Nader Kabbani, the Chief Operating Officer of Hims & Hers Health, Inc. (the “Company”) determined to step into a new advisory role for the Company effective November 2, 2025 (the “Transition Date”), where he will continue to provide ongoing strategic guidance to the Company and support for special global initiatives through July 2026. In connection with such transition, the Company will elevate Mike Chi, who currently serves as the Company’s Chief Commercial Officer, to the role of Chief Operating Officer, and will consolidate the operations, marketing, product, and commercial functions under Mr. Chi. Mr. Chi will be appointed as the Company’s Chief Operating Officer effective as of the Transition Date, and the Company will not have a separate Chief Commercial Officer.

Mr. Chi, 46, joined the Company in April 2021. He oversees marketing, product management, category management and international. Mr. Chi brings over 20 years of experience in consumer internet across growth marketing, brand positioning, product management, merchandising and strategy. Prior to joining the Company, Mr. Chi was the Chief Marketing Officer at Zola, a suite of digital wedding planning tools, from June 2017 through April 2021, where he led all aspects of the company’s marketing, creative and communications as well as acting as GM for the company’s planning tools. He was Vice President of Marketing and Ecommerce for INTERMIX, a luxury fashion retailer, from September 2015 through June 2017, leading marketing, creative, product management and e-commerce operations. Mr. Chi was also SVP, General Manager Women’s at Gilt Groupe, an online shopping and lifestyle company, from October 2010 through September 2015. Prior to his tenure at Gilt, Mr. Chi served in various roles at Boston Consulting Group, the Children’s Place and Gap Inc. He holds an M.B.A. from Columbia Business School and a B.A. from Brown University.

Mr. Chi’s current compensation is described in the “Executive Compensation” section in the Company’s definitive proxy statement, filed with the SEC on April 25, 2025. The Company’s Compensation Committee plans to review and evaluate potential changes to Mr. Chi’s compensation arrangements in light of his new and increased responsibilities in connection with his anticipated transition to Chief Operating Officer. Any changes to compensation will be subject to final determination and approval of the Compensation Committee upon completion of such review. Mr. Chi is also party to the Company’s standard form of indemnification agreement and standard form of change in control and severance agreement.

There are no arrangements or understandings between Mr. Chi and any other person pursuant to which he was appointed as an officer of the Company. There are no family relationships between Mr. Chi and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. Mr. Chi is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIMS & HERS HEALTH, INC.

Date: October 2, 2025	By:	/s/ Andrew Dudum
Andrew Dudum
Chief Executive Officer